# IP LICENSE OUT – Nutrition & Ice Cream

**Contract number 2023/BRA002 dated 11th July 2023**

This Agreement applies from the Effective Date:

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|---|---|
| **Between:** | **1)** **Unilever**, being a member of licensor group of companies as further identified in the Key Commercial Terms; and<br>**2)** **Licensee**, as further described in the Key Commercial Terms.<br>Each a **Party** and together the **Parties** |
| **Background:** | **A** Unilever has agreed to grant a license to the Licensee to use certain intellectual property rights.<br>**B** This Agreement sets out the terms of that license. |

**IT IS AGREED THAT:**

## 1. THIS AGREEMENT

**1.1** The Parties have agreed on the following key commercial terms ("**Key Commercial Terms**") and definitions:

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|---|---|
| **Agreement** | means (i) the Key Commercial Terms and (ii) the schedules attached to the Key Commercial Terms ("**Schedules**") |
| **Effective Date:** | July 1st, 2023 |
| **Unilever party to this Agreement and address for notices, such party(ies) together "Unilever":** | **UNILEVER IP Holdings B.V.,** a company organized and existing under the laws of the Netherlands, whose registered office is located at Weena 455, 3013AL Rotterdam, Netherlands, registered under number 81003897<br>With a copy to licensing.admin@unilever.com |
| **Licensee and address for notices:** | **BR BRANDS LTDA.**, with a registered address at Cidade de São Paulo, Estado de São Paulo, na Rua Doutor Eduardo de Souza Aranha, 387, sala 151, Zip Code 04543-121, registered under tax ID (CNPJ) 39.973.729/0001-80 |
| **Licensed Products:** | **A portfolio composed by 15 types of dried pasta in different shapes (Fusilli, Spaghetti, Penne and Talharim) and compositions (Semolina, Semolina with Eggs, Whole Wheat and "Grano Duro")**, as more fully set out in Schedule 2 (including packaging and other materials related to the products in question) which comply with the Product Specification for Licensed Products and this Agreement set out at Schedule 3. |
| **Specification for Licensed Products:** | Dried pasta packaged in 500g plastic films, as more fully set out in Schedule 3 |

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|---|---|
| **Licensed Property:** | The trademarks and other materials licensed under this Agreement consisting in summary of Knorr brand logo, word mark and its assets, as more fully set out in Schedule 4 |
| **Recipe** | The recipe including the Ingredients that has been approved by Unilever on the basis of which the Licensed Product is to be produced |
| **Ingredients** | Not applicable. No Unilever ingredient will be used in the recipe. |
| **Term:** | From the Effective Date until June 30th, 2026 |
| **Territory:** | Brazil |
| **Distribution Channel(s):** | All channels |
| **Exclusivity:** | Licensed Property is licensed on a non-exclusive basis, but Licensor cannot license the Licensed Property to any other third party in Territory for purposes of using such Licensed Property on or with relation to products identical or similar to the Licensed Products. |
| **Advance Payment:** | Not applicable |
| **Minimum Guarantee Payment:** | [redacted] |
| **Sales Target:** | The estimated aggregate Net Sales for all sales of Licensed Products to be achieved by the Licensee of **EUR 3,012,939.00** in the first year of the Term, **EUR 3,615,526.80** in the second year of the Term and **EUR 4,700,184.84** in the third year of the Term. |
| **Royalties:** | [redacted] |
| **Royalty Report (further defined below)** | To be delivered by Licensee to Brand Comply at Unilever no later than 30 (thirty) days after the end of each Accounting Period in the format as included in Schedule 7 |
| **Promotional Commitment by Licensee:** | Not applicable |
| **Quarterly forecasts** | Written forecasts to be delivered to Rayssa.Suzuki@unilever.com and Joao.Gualter@unilever.com at Unilever no later than 30 (thirty) days after the end of each Accounting Period using the format in Schedule 7 |
| **Acknowledgment:** | "Knorr® is a trademark of Unilever. Used under license, all rights reserved."<br>and/or such other acknowledgement or wording required by Unilever |
| **Consumer care lines:** | Licensee Consumer Care line (to be communicated on pack): +55 11 4040-5766 |

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|---|---|
| | Email address: sac@brbrands.net.br<br>Free phone telephone number: 0800 591 4483<br>Postal address: Rua Doutor Eduardo de Souza Aranha, 387, Itaim Bibi, São Paulo – SP, 04543-120 |
| **Manufacturing Location(s)** | The manufacturing location(s) of Licensee or its Manufacturer(s) for manufacturing of the Licensed Products, being:<br>**PASTIFICIO SELMI S/A**, with a registered address at Avenida Renato Selmi nº 185 – Parque da Amizade (Nova Veneza) – Sumaré – SP CEP 13177-355<br>In case the Licensee prospects other manufacturers to produce the licensed products, Unilever must be previously informed to check if it complies with quality standards and then express a formal approval before the production starts. |
| **Address for notices and additional contacts:** | **For Licensee**: emanuel@brbrands.net.br<br>Notices required under the Agreement: emanuel@brbrands.net.br<br>General queries: emanuel@brbrands.net.br<br>Invoice queries: emanuel@brbrands.net.br<br>Financial controller: fabio.farina@brbrands.net.br<br>Crisis management: emanuel@brbrands.net.br<br>**For Unilever:** rayssa.suzuki@unilever.com<br>Notices required under the Agreement: rayssa.suzuki@unilever.com<br>General queries: rayssa.suzuki@unilever.com<br>Invoice queries: rayssa.suzuki@unilever.com<br>Financial controller: danilo.geraldino@unilever.com<br>Crisis management: rayssa.suzuki@unilever.com |
| **Insured Amount** | **EUR 10 Million** third party liability (including product liability) insurance, as referred to in clause 13.3 of the Standard Terms and Conditions |
| **Special Conditions (if any):** | Parties acknowledge that a follow up audit by a Unilever approved auditor is required by 1st September 2023 and that all compliance issues need to be rectified in the timescales laid out in Clause 12 prior to first manufacturer of goods. **For that reason Clause 12.15 will be amended to read as follows**: If the audit lapses or any non-conformances are not closed out within the agreed timings this will be seen as a material breach of the Agreement and all production and shipments of the Licensed Products must cease and Unilever will have the right to terminate the Agreement with immediate effect |
| **Payment Mechanism:** | Wire transfer to the bank account:<br>Company Name – Unilever IP Holdings B.V.<br>Bank account/IBAN – NL95DEUT0265006074<br>Bank Name –Deutsche Bank<br>Currency Euro<br>SWIFT – DEUTNL2A<br>(Or as otherwise notified by Unilever in writing) |
| **Payment Currency:** | Euro |

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| **Personal Data** | any information either directly or indirectly relating to an identified or potentially identifiable natural person; |
| **Governing law and jurisdiction:** | Dutch law and courts of Rotterdam. |

**This Agreement** has been entered into on the date stated at the beginning of it.

Sign here

**For Unilever IP Holdings B.V**

Print name: Annita Franich

Job Title: Authorised signatory

Date: 21/07/23

Sign here Paulo Bonifácio

**For BR Brands LTDA**

Print name: Paulo Bonifácio

Job Title: CEO

Date: 21/07/23

Sign here

**For Unilever IP Holdings B.V**

Print name: Sandy Groeneveld

Job Title: Authorised signatory

Date: 21/07/23

Sign here Emanuel Balaz

**For BR Brands LTDA**

Print name: Emanuel Balaz

Job Title: VP of Sales & Marketing

Date: 24/07/23

## LIST OF SCHEDULES

### Schedule 1 - Standard Terms and Conditions

**1.1 DEFINITIONS** In these standard terms & conditions ("Standard Terms and Conditions") capitalized terms shall have the meaning as set out below and/or in the Key Commercial Terms to which these Standard Terms & Conditions are attached. For the avoidance of doubt, the definition of Agreement includes the Key Commercial Terms and the Schedules including the Standard Terms and Conditions.

**Accounting Date;** means 30 (thirty) days from the end of each Accounting Period;

**Accounting Period;** means successive 3 (three) month periods ending on 31 March, 30 June, 30 September and 31 December in each year during the Term;

**Affiliate;** means in the case of the Licensee, any corporation or partnership controlling, controlled by or under common control, directly or indirectly, with the Licensee. In the case of Unilever, any member of the Unilever Group;

**Alteration or Improvement;** means any altered version or derivative of or improvement, enhancement or modification to the Licensed Property, Ingredients, Recipes, or any Licensed Product or its method of manufacture, or to the Specification, or to the Materials;

**Brand Guidelines;** means the brand guidelines relating to the Licensed Property as may be revised from time to time on written notice by the Unilever to the Licensee, the current edition of which are set out in Schedule 5;

**Business Day;** means a day, other than a Saturday, Sunday or public holiday in the country of the governing law of this Agreement, when banks in the country of the governing law are open for business;

**Change of Control;** means the occurrence of any event that either or both directly or indirectly change the ownership or the control of the voting rights attached to not less than 50% of the issued ordinary share capital, or directly or indirectly change the control of the appointment of a majority of the board of management of the Licensee;

**Confidential Information;** means without limitation, technical knowledge and data relating to specifications of materials and/or formulations including techniques, manufacturing process information, sales, costs and profitability figures, market research, marketing information, future projects, business information including business development or planning, product and/or specifications and information, know-how, details of the terms of this Agreement and any other information of a secret and confidential nature disclosed by either Party (or other member of the Unilever Group) to the other Party whether directly or indirectly and whether before, during or after the date of this Agreement excluding information independently obtained or developed by a Party and information in public knowledge, or the recipient already knew or possessed it other than through a breach of an obligation of confidentiality;

**Force Majeure;** means any supervening event beyond a Party's control (including but not by way of limitation war, national emergency, flood, earthquake,) due to which a Party is unable to perform all or any part of its obligations under the Agreement. Failure of mechanical equipment, computer hardware and/or telecommunications equipment, failure of software, power outages, changes in economic conditions, costs and/or delivery of raw materials, and strike and other labour dispute of Licensee and/or any of the Licensee's contractors, manufacturers, partners or Affiliates shall not be a Force Majeure event;

**Intellectual Property Rights;** means patents, models, rights to inventions, copyright and related rights, trademarks and service marks, business names and domain names, rights in goodwill and the right to sue for passing off and/or unfair competition, rights in designs, database rights, confidential information (including recipes/formulations, know-how and trade secrets), and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

**Licensee Group;** means the Licensee and its Affiliates;

**Losses;** means all direct, indirect and consequential losses, damages, claims, demands, actions, proceedings, damages, injury and other payments, costs, legal costs, professional and other expenses of any kind;

**Manufacturer(s);** means any person which reproduces or uses the Licensed Property Ingredients and/or Recipes on and/or in connection with the Licensed Products and/or components thereof and/or which makes and/or assembles Licensed Products in each case on behalf of or for the benefit of the Licensee. This clause is not relevant, if the Manufacturer is the same legal entity as Licensee;

**Materials;** means all packaging, wrapping, labels, advertising, promotional and publicity material, online and digital media assets and any other materials relating to or used in connection with the Licensed Products;

**Net Sales**; means the actual invoiced price on sales or transfers of Licensed Products by or on behalf of Licensee less, to the extent identified on the invoice,

i. sales taxes and value added taxes which are invoiced to customers and collected by Licensee for submission to a taxing authority,
ii. the sum of actual volume and logistical services discounts to customers;
iii. early payment discounts and discounts relating to promotions; and
iv. actual returns for damaged or defective Licensed Products (returns capped at 2% of the volume of Licensed Products actually sold per Accounting Period)

No deduction of off invoice rebates are allowed.

The total sum of the allowed deductions mentioned above in ii and iii above cannot exceed 10% of the actual invoiced price on sales or transfers of Licensed Products by or on behalf of Licensee.

Where any Licensed Product is sold other than on an arm's length transaction, or sold to any of the Licensee Group or to any other party or parties of which the Licensee or any member of the Licensee Group has control, the net sales value of that sale shall be deemed to be the net sales value which would have applied had such Licensed Product been sold on an arm's length transaction. A "sale" shall include all supply of the Licensed Products and will occur as of the date upon which such Licensed Products are billed, invoiced, shipped or paid for, whichever is the earliest, and references in this Agreement to "sold" and "sells" shall be construed accordingly;

**Online Approval System;** means the system further described in Schedule 8;

**Policies;** means the Responsible Marketing Principles, RPP and any other policy provided by Unilever to Licensee setting out the Unilever standards and requirements, as updated from time to time;

**Responsible Marketing Principles** means Unilever's Principles on Responsible Food and Beverage Marketing including Marketing to Children, as updated from time to time, a copy of the current policy can be found at https://www.unilever.com/Images/principles-on-responsible-food-beverage-marketing-to-children_tcm244-544068_en.pdf, a summary can otherwise be provided by Unilever on request;

**RPP;** means the Unilever Responsible Partner Policy, as updated from time to time, a copy of the current policy can be found at www.unilever.com/responsible-partner-policy or can otherwise be provided by Unilever on request;

**Royalty Report;** means a report detailing the quantity and the total Net Sales of all the Licensed Products sold or supplied in each country in the Territory, broken down where

applicable by product category, and detailing all deductions, calculations, workings and explanations of the Royalty due in accordance with the template set out at Schedule 7;

**Unilever Group;** means Unilever PLC, and any company or partnership in which Unilever PLC, directly or indirectly, and from time to time:

**a.** owns or controls the voting rights attaching to more than 50% of the issued share capital;

**b.** or controls the appointment of a majority of the board of management,

and "member of the Unilever Group" shall be construed accordingly;

**VAT;** means value added tax or any equivalent tax chargeable in the Netherlands or any other country;

**Year;** means a calendar year from 1 January to the following 31 December.

**1.2** The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement.

**1.3** Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

**1.4** A reference to writing or written includes email and successful entry of information on the Online Approval System (where that is specified in this Agreement).

## 2. THE LICENSE

**2.1** Unilever grants or shall ensure that the relevant member of the Unilever Group shall grant to the Licensee a non-exclusive – unless the Parties specifically agree otherwise in the Key Commercial Terms – license to use the Licensed Property in relation to the manufacture, sale and/or promotion of the Licensed Products in the Distribution Channel in the Territory for the Term .

**2.2** The license granted is subject to the Licensee complying with all terms as set out in this Agreement, applicable laws, regulations, industry standards, codes of conduct and other similar legislation in the Territory (including, without limitation, in relation to labelling, advertising, promotions, consumer protection, health and safety, manufacture, pricing and sale). The Licensee will obtain at its own expense all licenses, permits and consents necessary for exercising its rights in the Territory.

**2.3** Nothing in this Agreement shall be construed as a transfer of any Intellectual Property Rights in or in relation to the Licensed Property or Ingredient related thereto to the Licensee.

## 3. RESERVATION

**3.1** Nothing in this Agreement restricts the right of Unilever to:

**a.** sell any products under or by reference to the Licensed Property anywhere in the world and through any channel; or

**b.** grant licenses of the Licensed Property for any purpose anywhere in the world (including the Territory) to other licensees.

## 4. TERRITORY AND DISTRIBUTION

**4.1** In the event that the Territory includes any territory in the European Economic Area ("EEA"), nothing in this clause 4 shall operate to prevent the Licensee from responding to passive sales including unsolicited orders and online sales orders received from customers established in the EEA or Switzerland outside of the Territory and/or any Distribution Channel, and the remainder of this clause 4 should be read subject to this clause 4.1

**4.2** The Licensee will not:

**a.** use the Licensed Property or Materials other than as expressly permitted by this Agreement, and it acknowledges that it is granted rights solely in respect of the purpose described in this Agreement in the Territory and that all other territories and purposes are exclusively reserved to Unilever and/or another licensee;

**b.** knowingly sell Licensed Products to third parties who intend or are likely to resell them outside the Territory, and it will take all necessary precautions against such resale to the extent permitted by law. In the event that the Licensee becomes aware that any third party has resold or intends to resell any Licensed Products outside the Territory the Licensee will provide to Unilever all information in its possession relating to such third party and those activities, and will provide all reasonable assistance requested by Unilever to enable Unilever to take such action as Unilever shall consider appropriate. This clause 4.2(b) shall not apply where sales pertain to goods in the EEA and/or Switzerland.

**4.3** The Licensee will neither actively advertise, promote or market the Licensed Products, nor maintain any retail outlet for the Licensed Products, outside the Territory.

**4.4** If during the Term of this Agreement, either Party discovers any violation of clause 4.2 or clause 4.3 above, it will inform the other Party within 3 (three) Business Days of such activity in writing. If such activity has not ceased within 20 (twenty) Business Days after such notice, the Licensee shall pay a penalty to Unilever which is equal to double of the Royalties over sales relating to such violation.

## 5. IP MATTERS

**5.1** Unilever hereby represents and warrants to Licensee that the information about Licensed Property in Schedule 4 is correct to best of Unilever's knowledge and Unilever is not aware of any ongoing opposition or infringement claim in relation with them.

**5.2** If the Licensee becomes aware of (i) any infringement or threatened infringement of the Licensed Property or any action detrimental to the Licensed Property, (ii) any instance of passing off of other goods as the Licensed Products or any unauthorised copying of, or in relevant jurisdictions, unfair competition relating to, the Licensed Property and Materials ("Passing Off"); (iii) any third party allegation that the Licensed Property and/or the Materials are liable to cause deception or confusion to the public or (iv) any third party allegation that the use of the Licensed Property and/or Materials infringes the Intellectual Property Rights or other rights of any third party the Licensee (collectively referred to as "IP Claim(s)"), the Licensee shall immediately and without delay notify Unilever by written notice, giving full particulars of such circumstances and the Licensee shall make no comment or admission to any third party in respect of such circumstances. Furthermore Licensee shall notify in writing Unilever should it become aware of any third party attempting to register Intellectual Property the same or similar to the Licensed Property, and shall provide such assistance to Unilever in dealing with such matters as Unilever may reasonably request.

**5.3** Unilever and/or any member of the Unilever Group shall have the right of conduct of all proceedings, including without limitation the defence to any claim, relating to the Licensed Property and shall in its sole discretion decide what action (including litigation, arbitration or compromise), if any, to take in respect of any IP Claim. For the avoidance of doubt and notwithstanding clause 5.4 below, Unilever and/or any member of the Unilever Group shall have sole conduct of all proceedings relating to the Licensed Property.

**5.4** In relation to Passing Off claims:

**a.** Unilever shall have the primary right, but not the obligation, to take appropriate action in connection with any proceeding to stop or prevent Passing Off. The Licensee shall inform Unilever by notice in writing if the Licensee wishes to be joined in any proceedings to stop or prevent Passing Off in the Territory commenced by Unilever or any member of the Unilever Group (the "Unilever Claim") as a joint claimant. Unilever shall decide whether, in its discretion it agrees for the Licensee to join in such claim as a joint claimant or otherwise, and shall notify the Licensee in writing of its decision within 14 (fourteen) Business Days of the Licensee's request. For the avoidance of doubt, as a joint claimant, the Licensee shall have the right to be represented by counsel at the proceedings and to participate therein at the Licensee's own cost, but shall not have the right to control the proceedings.

**b.** if and only if the Licensee joins a Unilever Claim

as joint claimant, the cost and expenses of the proceedings shall be equally shared by both parties. The costs and expenses of both parties shall be met out of any settlement amount, damages or other monetary awards recovered in favour of Unilever and/or Licensee on a pari passu basis. Unilever shall be entitled to receive and retain for its own use and benefit the remainder of any settlement amount, damages or other monetary awards awarded in such proceedings. For the avoidance of doubt, if the Licensee does not join a Unilever Claim as joint claimant, all costs and expenses of the proceedings shall be borne by Unilever. In all cases Licensee shall provide such assistance to Unilever in dealing with such matters as Unilever may reasonably request.

**5.5** The Licensee agrees to join with Unilever at Unilever's request in making any application for recordal this Agreement, maintaining of such recordal of this Agreement and / or the removal of the recordal of this Agreement after expiry or termination of the Agreement and shall provide Unilever such assistance as Unilever may reasonably require in any trade mark register or other intellectual property register deemed necessary or desirable by Unilever, and to sign all forms and documents necessary to effect such recordal or deletion thereof. The Licensee shall not itself apply for such recordal without Unilever's prior written consent, which shall not be unreasonably withheld or delayed.

**5.6** The Licensee shall not (or allow or request others to) adopt, use or seek to register any trademark, symbol, device, design or patent (or equivalent right) for or which incorporates or is confusingly similar to the Licensed Property, or is a translation thereof whether during or after termination of this Agreement.

**5.7** The Licensee will not create any security interest over any of the Licensed Property, and will ensure that nothing is agreed or recorded or registered in relation to any of its interest or rights in any of the Licensed Property under this Agreement which secures payment or other performance of one or more obligations without obtaining Unilever's prior written consent.

**5.8** Unilever reserves the right to suspend or terminate upon written notice with immediate effect the Licensee's right to use any part of the Licensed Property if either Party becomes aware of any third party allegation that the Licensed Property is liable to cause deception or confusion to the public or that the use of the Licensed Property infringes the Intellectual Property Rights or other rights of any third party.

## 6. USE OF THE LICENSED PROPERTY

**6.1** The Licensee shall:

**a.** use the Licensed Property in accordance with the Brand Guidelines and only in such form as been previously approved in writing by Unilever or actually supplied by Unilever to the Licensee;

**b.** not have the right to make any Alteration or Improvement to the Licensed Property without the prior written approval of Unilever;

**c.** only make use of the Licensed Property for the purposes and on the media authorised in this Agreement;

**d.** not use any of the Licensed Property in any way which would tend to allow any of it to become generic, lose its distinctiveness, become liable to mislead the public (including, without limitation, as to quality, nature or geographic origin), or otherwise become invalid, or be detrimental to or inconsistent with the good name, goodwill, reputation and/or image of Unilever or any member of the Unilever Group or any of its or their products or brands;

**e.** not at any time, whether during or after termination of this Agreement, use any part of the Licensed Property as part of any domain name, social media handle, corporate, business or trading name or style of the Licensee or otherwise use the Licensed Property in any way which would incur liability for any member of the Unilever Group for breach of talent or other third party rights;

**f.** not set up, register, own or operate any website or other digital media address or page using any of the Licensed Property or Ingredient or the name of any of the Licensed Products;

**g.** use the Acknowledgement and clear marking (including use of the ® or ™ or © sign as required by Unilever) whenever any Licensed Property is used by the Licensee to show that the Licensed Property is owned by a member of the Unilever Group. The Acknowledgement must be affixed to the packaging of all Licensed Products, and/or if required by Unilever any other Material in a manner and at a place reasonably required by Unilever;

**h.** not sell the Licensed Products in a manner which detracts from the image of the Licensed Property, in particular avoiding the use of term such as "giveaway" in its advertising, promotion or display of materials.

**6.2** Where the Licensee has made or discovered any Alteration or Improvement to the Licensed Property, the Licensee hereby irrevocably and unconditionally assigns (and shall procure that all relevant third parties assign) to Unilever with full title guarantee by way of present assignment, all Intellectual Property Rights, vested, contingent or future, in any such Alteration or Improvement together with all renewals, revivals, reversions and extensions to which the Licensee may be entitled by virtue of any law in any part of the world.

**6.3** Unilever shall supply the Licensee with such copies and/or artworks of the Licensed Property as Unilever may determine.

## 7. INGREDIENTS & RECIPE- only applicable if Licensed Product is a food item

**7.1** The Licensee shall use the Licensed Property only in association with the Licensed Products that contain the Ingredient as part of the Recipe used for the Licensed Products. The Licensed Product shall always contain the Ingredients in the right proportions as specified in the Recipe.

**7.2** Licensee agrees not make or have made any analysis or reverse-engineering of any of the Ingredients for the sole purpose of determining its composition. Any analysis of the Ingredients by Licensee or upon instruction of Licensee shall require prior written authorization by Unilever and the results of any such analysis shall be Unilever's Confidential Information.

**7.3** When Licensee uses the Ingredients and purchases these directly from a member of the Unilever Group, the Parties will enter into a separate agreement for such purchase.

## 8. BUSINESS OPERATIONS

**8.1** The Licensee will provide competent and well-trained management for the performance of its obligations under this Agreement, and shall perform its obligations with all due skill, care and diligence including good industry practice. The Licensee further warrants that it shall comply with all applicable laws and regulations in relation to the performance of this Agreement and all matters relating to this Agreement.

**8.2** The Licensee shall provide all reports reasonably required and requested by Unilever in connection with this Agreement, the exercise of the Licensee's rights under this Agreement, or in connection with any matter referred to in this Agreement.

**8.3** The Licensee will meet with Unilever to fully review the performance of the Licensed Products at the request of Unilever.

## 9. FORECASTS AND PAYMENTS

**9.1** In consideration of the right to use the Licensed Property, the Licensee shall pay to the member of the Unilever Group using the bank account details specified in the Payment Mechanism section of the Key Commercial Terms of this Agreement the Minimum Guarantee Payment and the Royalties set out in the Key Commercial Terms of this Agreement. The Minimum Guarantee Payment(s) shall be paid on the date(s) as determined in the Key Commercial

Terms and the Royalties shall be payable as set out below.

**9.2** The Licensee will no later than 30 (thirty) days after the end of each Accounting Period during the Term render to Unilever electronically (either by email or via Unilever's Online Approval System at the written direction of Unilever), a full and complete Royalty Report for the previous Accounting Period.

**9.3** Within 30 (thirty) days of the end of the last Accounting Period in each Year, the Licensee shall also provide to Unilever –if requested by Unilever- a certificate in writing from its auditors certifying the truth and completeness of all Royalty Reports mentioned in clause 9.2.

**9.4** During the Term and for 3 (three) years thereafter, the Licensee will keep at its principal place of business, true and clear accounts and records of all of the Licensed Products sold pursuant to this Agreement and of all Royalties payable hereunder. Unilever and/or its authorized representatives shall be entitled during normal business hours and upon 5 (five) Business Days' written notice to inspect and audit the accounts and records of the Licensee (and where appropriate any member of the Licensee Group) relating to the Licensed Products and to take copies or extracts thereof. Notwithstanding termination of this Agreement, such inspection may take place until all outstanding claims have been settled to the satisfaction of both parties.

**9.5** In the event that any audit and/or inspection pursuant to clause 9.4 reveals any deficiency in sums paid to Unilever pursuant to this Agreement, the Licensee shall forthwith pay the same to Unilever together with applicable statutory commercial interest from the date first due until actually paid calculated at the statutory commercial interest. If any deficiency identified is equal to or more than 5% (five percent) the Licensee shall pay all reasonable costs incurred by Unilever directly as a result of such audit and/or inspection.

**9.6** Royalties shall be due on the Accounting Date in respect of all sales of Licensed Products during the Previous Accounting Period.

**9.7** Unilever shall provide the Licensee with an invoice detailing the Royalties and other payments Unilever believes are due in the light of the Royalty Reports received and the terms of this Agreement. The Licensee shall pay the Unilever invoice in accordance with the Unilever payment terms (being 30 (thirty) days from date of invoice). The Licensee will pay to Unilever (or to such member of the Unilever Group as Unilever shall specify) all sums owing to Unilever on their due date as set out in the Unilever invoice payment terms and this Agreement together with (subject to Unilever supplying a VAT or other applicable tax invoice to the Licensee) any VAT, sales tax or similar transactional taxes chargeable thereon in accordance with the relevant regulations in force from time to time.

**9.8** The Licensee will make all payments required under this Agreement in the Payment Currency to the bank account as specified in the Payment Mechanism in the Key Commercial Terms.

**9.9** If Unilever has agreed in writing that payments may be made in a currency other than the Payment Currency, these payments shall be converted into the Payment Currency, based upon the official buying rate at the exchange as published by Oanda (www.oanda.com) on the last Business Day of the applicable Accounting Period. The exchange rate shall be included on the Royalty Report.

**9.10** The Licensee shall not have the right to withhold or set off any part of sums due to Unilever or any member of the Unilever Group and all royalties and other sums payable under this Agreement shall be paid free and clear of all deductions and withholdings unless the deduction or withholding is required by law. Where relevant, both parties shall cooperate in advance of the invoice to comply with and secure any exemption or reduction of withholding tax rate under local law or any applicable double taxation treaty.

**9.11** In the event any sums due are not paid on their due date (or, if later within the 30 day period following the date of any invoice from Unilever as specified in clause 9.7), such sums shall bear interest at the applicable statutory commercial interest rate to be calculated as from the date due.

**9.12** The provisions of this clause 9 shall remain in effect in the event of the termination or expiry of this Agreement until the settlement of all subsisting claims.

## 10. QUALITY CONTROL

**Consumer safety & Compliance**

**10.1** The Licensee shall ensure that the Licensed Products are safe for the use for which they are intended and shall comply with the Product Specifications, approvals, quality and safety and risk management provisions set out in this Agreement.

**10.2** Compliance with quality standards as provided by Unilever, where relevant, as such does not imply that the Licensed Products comply with all applicable laws and regulations. The Licensee always remains ultimately responsible and liable for the Licensed Products and compliance of the Licensed Product with the relevant laws and regulations.

**10.3** Licensee shall only store and manufacture the Licensed Product at the Manufacturing Location(s) as set out detail in the Key Commercial Terms. If Licensee wants to add any new locations to the Manufacturing Location(s), Licensee needs to provide proof that such new location can comply with the requirements as set out in this clause 10.

**10.4** The Licensee will, at its own expense, ensure that all Licensed Products and Materials are labelled in accordance with applicable laws, and with such labelling (including without limitation safety and additional product information labelling) as Unilever shall reasonably require from time to time.

**10.5** Any proposed change(s) to the Product Specification and/or the Recipe / and or Licensed Products must be approved in writing in advance by Unilever.

**10.6** None of the Licensed Products nor Materials shall contain any of the materials specified in Schedule 6, as such schedule may be modified or supplemented by Unilever in writing from time to time and the Licensee shall comply with the any such updates, following being given reasonable notice.

**Approvals of Licensed Products and Materials + Samples**

**10.7** The Licensee shall submit physical samples and photographic images of samples of the proposed Licensed Products and Materials at 3 key stages of development: concept, pre production and post production. At each stage the Licensee will submit 6 samples of the proposed Licensed Product plus 1 sample of all Materials along with written Product and Material Specifications. Physical samples to be sent to Unilever, and photographic images of samples and all Materials with details of intended media of use to be sent to the Online Approval System (or by email if so requested by Unilever) for Unilever's prior written approval before production or using such Materials. Unilever is entitled in its sole discretion to require modifications or changes to the proposed Licensed Products and Materials before approving the same. In the absence of a written notice of rejection within 20 (twenty) Business Days of the Materials being submitted to the Online Approval System (or by email), such application shall be deemed to have been rejected.

**10.8** The Licensee will not sell, market, distribute or use for any purpose, or permit any third party to sell, market, distribute or use for any purpose, any Licensed Products and/or Materials which are not approved or deemed not approved by Unilever under this Agreement, or which are damaged or defective. Unilever may require Licensee to recall such materials at Licensee's sole expense, and, at Unilever's sole discretion and in addition to any and all other remedies available to Unilever, pay an administrative fee of EUR 5,000 per occurrence. Licensed Products not manufactured, packaged or distributed in accordance with applicable laws, enactments, regulations and other similar instruments in the Territory shall be deemed not approved, even if previously approved by Unilever, and shall not be transported and/or offered for sale unless and until they have been brought into full compliance therewith. Unless otherwise agreed by Unilever, the Licensee will destroy any non-approved Licensed Products and Materials.

**10.9** The Licensee will submit to Unilever, at the Licensee's expense and at such reasonable intervals and in such reasonable quantities as Unilever requests, representative samples of the Licensed Products. In the event that Unilever rejects any representative sample, it shall give written notice of such rejection to the Licensee within 20 (twenty) Business Days of receipt by Unilever of the sample. The Licensee shall immediately cease distribution of such Licensed Products and shall not recommence distribution until Unilever confirms in writing that it may do so.

**GFSI Certification for Food Products**

**10.10** Where the Licensed Product is a food item the Licensee, prior to any Licensed Product being manufactured or, if earlier, on being given not less than 5 (five) Business Days' written notice by Unilever, shall provide Unilever with written evidence that it and its Manufacturers (if any) achieve or operate to a standard that is recognized by the Global Food Safety Initiative Benchmarked standard ("GFSI"). The Licensee shall upon request from Unilever provide a copy of the certificate and copies of relevant audit reports to the extent relevant for the Licensed Product;

**10.11** If during the Term any critical or major non-conformances are raised by the relevant certification body in respect of the Licensee or any of its Manufacturers the Licensee must immediately and in any case notify Unilever (confirming such notification in writing immediately thereafter), detailing the issues raised in the audit within:

**a.** 24 (twenty-four) hours in case such non-conformance could potentially lead to any consumer safety issue;

**b.** 10 (ten) Business Days for all other critical or major non-conformances.

**10.12** For all non-conformances by the Licensee or any of its Manufacturer(s) raised by a relevant accreditation body an action plan must be put in place promptly to address the issues raised in accordance with any timelines imposed by the accreditation body. The Licensee must notify Unilever in writing of the action plan including timings for completion. The Licensee must notify Unilever in writing once all critical and major non-conformances have been closed out with the relevant accreditation body.

**10.13** If certification lapses or any actions are not closed out within the agreed timings the Licensee must notify Unilever within 5 (five) Business Days after such lapse and Unilever has the right to demand all production and shipments of the Licensed Products to be ceased within 24 (twenty-four) hours effect.

**Withdrawal/Recall procedure**

**10.14** The Licensee shall have an incident/withdrawal/recall/crisis management and procedures protocol ("Protocol") in place. For food items this procedure shall be in line with GFSI standards which shall be shared with the Licensor on request. For non-food items this procedure shall be in line with best industry standards which shall be shared with Unilever on request

**10.15** In the event that either Party reasonably believes that the Licensed Products, the Licensed Product labelling, the packaging applied or associated with the Licensed Product(s) or any ingredient or component thereof, may give rise to an imminent risk to the health or safety of the public and/or cause material harm to the reputation of the Licensed Products, Unilever and/or any member of Unilever Group of such a serious nature that the product in question should be withdrawn from the market ("Risk"), then such Party shall give immediate written notice thereof to the other, supported by appropriate evidence showing a likelihood of such Risk. If either Party reasonably demonstrates a substantial likelihood of a Risk, then at the Licensee's cost, the Licensee shall set up a withdrawal and/or (following discussion between the Parties) a recall programme for the affected Licensed Products in accordance with the Licensee's Protocol. If Unilever otherwise unilaterally in its discretion wishes a withdrawal or recall to occur then it may, by written request, require the Licensee to do so, the costs of which shall be agreed between the parties after such withdrawal or recall has been effected. The Licensee shall consult Unilever before implementing any withdrawal and/or programme and shall carry out all reasonable amendments to the withdrawal and/or programme suggested by Unilever. The Licensee shall initiate the withdrawal and/or recall programme immediately if so requested by Unilever and in any case no later than 24 (twenty-four) hours from the time the likelihood of such Risk has been demonstrated (subject always to consulting with Unilever as set out in this clause 10). At all times, the Licensee shall follow the reasonable instructions of and cooperate with Unilever in terms of public statements and PR management and other related matters and fully disclose to Unilever the progress of the withdrawal and/or recall programme and all complaints, inquiries and notifications relating thereto.

**Testing & Inspection**

**10.16** In order that Unilever may ensure that the standard of quality of Licensed Products is maintained, on being given not less than 10 (ten) Business Days' written notice by Unilever and during normal business hours, the Licensee shall allow and shall procure that any Manufacturer(s) shall allow Unilever's and/or its suitably qualified representatives (including its internal and external auditors) to inspect the production, packaging, storage and distribution facilities and the quality of Licensed Products on the premises of the Licensee and/or its agents and/or Manufacturer(s). The Licensee will permit and will procure that any Manufacturer(s) will permit any such persons to take samples of any Licensed Products and Materials as requested. The Licensee agrees promptly to reimburse Unilever for any reasonable costs of the inspection(s) performed if any of the Licensee's manufacturing facilities or those of any Manufacturer or the quality of any Licensed Products do not pass the inspection(s).

**10.17** Both before and after the Licensee puts the Licensed Products on the market, the Licensee shall follow reasonable and proper procedures for testing the Licensed Products and Materials, to ensure compliance with all applicable product safety laws, labelling/marking obligations and quality standards, and shall permit Unilever's designated representatives to inspect testing, manufacturing and quality control records and procedures and to test the Licensed Products for compliance with product safety and all other applicable laws, enactments, regulations and other similar instruments in the Territory. The Licensee shall procure that any Manufacturer(s) shall permit Unilever's designated representatives to inspect testing, manufacturing and quality control records and procedures and to test the Licensed Products for compliance with product safety and all other applicable laws, enactments, regulations and other similar instruments in the Territory. The Licensee agrees promptly to reimburse Unilever for the reasonable costs of such testing when any Licensed Products so tested fail to comply with such applicable laws, enactments, regulations or other similar instruments in the Territory. The Licensee shall also give due consideration to any recommendations by Unilever that Licensed Products exceed the requirements of applicable laws, rules and/or regulations.

**10.18** The Licensee will immediately notify Unilever in writing of any significant consumer complaints (including without limitation that the Licensed Products or Licensed Property are morally offensive, indecent or contrary to public policy), and any inquiries and notifications received from regulatory bodies about any issues of safety, quality, allegedly false, misleading or unlawful trading or advertising or an alleged failure to comply with any applicable laws, regulations, rules, industry standards, codes of conduct and/or other similar in the Territory in respect of or in connection with the Licensed Products or Materials. Unilever reserves the right to require the withdrawal of any Licensed Product or Material which is the subject of such complaint, inquiry or notification, provided there is appropriate and adequate written substantiation of such complaint, inquiry or notification. General consumer complaints shall be reported to Unilever on a quarterly basis throughout the Term in accordance with the template set out in Schedule 7 or otherwise in such format and including such information as Unilever shall reasonably require.

**10.19** The Licensee Consumer Care Line telephone

number/other contact details must be on all packaging for Licensed Products and must include an email address, free telephone number and a postal address whereby consumers may contact the Licensee, and the Licensee must maintain and provide adequate resources to respond to queries in local language through the Licensee Consumer Care Line throughout the Term and for 2 (two) years thereafter. The consumer or customer care line arrangements of Unilever for products bearing the Licensed Property shall not extend to any products manufactured or supplied by the Licensee. However, each Party agrees promptly to refer to the other Party any queries, comments and/or complaints relating to the other Party's products. This referral may be effected by providing the third party concerned with the other Party's consumer care line telephone and/or address details. Every Accounting Date during the Term the Licensee shall provide to Unilever a written report (in the format agreed between the Parties) on the issues reported and dealt with by the Licensee Consumer Care Line relating to the Licensed Products and/or Materials.

**Manufacturers**

**10.20** The Licensee will at all times (notwithstanding the termination of this Agreement) indemnify and hold harmless Unilever and each member of the Unilever Group (together with their respective officers, servants and agents) against any and all Losses incurred or suffered by Unilever or any member of the Unilever Group arising out of the performance or non-performance by any Manufacturers (including but not limited to any costs associated with product recall or loss of goodwill).

**10.21** The Licensee will not manufacture and will not authorize manufacture of the Licensed Products or Materials by any Manufacturer to commence until:

- **a.** Unilever has received proof of GFSI certification as referred to in clause 10.10;
- **b.** Unilever has received proof of Sedex audit as referred to in clause 12.12;
- **c.** Completion of the requirements under clause 12.2 (if requested as stipulated in clause 12.2).

**10.22** The Licensee agrees to take appropriate steps, in consultation with Unilever, to develop, implement and maintain procedures to evaluate and monitor the Manufacturer(s), and to ensure the Manufacturer(s)' compliance with this Agreement, including without limitation unannounced on-site inspections of manufacturing, packaging, storage and distribution facilities and employer-provided housing, reviews of books and records relating to employment matters and private interviews with employees.

**10.23** The Licensee must immediately terminate any arrangement with any Manufacturer in respect of manufacturing Licensed Products or Materials if any Manufacturer is not in compliance with this Agreement and/or the RPP and/or clause 12 of this Agreement.

## 11. POLICIES GENERAL

**11.1** The Licensee and all of the Licensee Group shall at all times comply with all Policies which may be revised from time to time by Unilever in writing or made available by Unilever to Licensee. The Licensee acknowledges that it has read the Policies. For the RPP in specific, Clause 12 applies.

## 12. RESPONSIBLE PARTNER POLICY & SEDEX SMETA AUDIT

**Responsible Partner Policy Requirements and USQS**

**12.1** Licensee confirms that it has read Unilever's Responsible Partner Policy ("RPP") as found at www.unilever.com/responsible-partner-policy and understands that it replaces all previous versions of the Responsible Sourcing Policy, Supplier Code or Responsible Business Partner Policy. Licensee represents that it has its own codes of conduct and associated policies and procedures that are consistent with the requirements of the RPP. Licensee therefore agrees that it shall ensure that, by the implementation of these own codes of conduct and associated policies and procedures, Licensee and each of its Affiliates as well as its Manufacturers each can and that it shall meet or exceed all of the requirements of the RPP, inclusive of:

- **a.** Mandatory Requirements (as defined in the RPP).
- **b.** related Mandatory Management Systems (as defined in the RPP); and
- **c.** as they become binding under the terms of the RPP, the Future Mandatory Requirements as defined in the RPP).

These three types of requirements are each set-out in the RPP (and are individually and together "RPP Requirements").

**12.2** Licensee must on request by Unilever register with the supplier assurance and compliance system, referred to as the Unilever Supplier Qualification System ("USQS") or other applicable onboarding platform for downstream partners, including Manufacturers, and any other non-supplier third parties, and complete any steps required to achieve compliance under such platform, including re-registering and updating information related to its organization and (at its own cost) any third-party audits as or when required by Unilever and to rectify any non-compliance identified in such audits within a timeframe stipulated by Unilever.

**ABC Requirements**

**12.3** Without limiting any of the RPP Requirements, Licensee represents and undertakes that:

- **a.** At the date of the entering into force of the Agreement, it, its directors, officers or employees have not offered, promised, given, authorized, solicited or accepted any undue pecuniary or other undue advantage of any kind (or implied that they will or might do any such thing at any time in the future) in any way connected with the Agreement and that Licensee has taken reasonable measures to prevent subcontractors, Manufacturers, agents or any other third parties subject to its control or determining influence, from doing so.
- **b.** At all times in connection with and throughout the course of the Agreement and thereafter, Licensee will comply with and that Licensee will take reasonable measures to ensure that its subcontractors, Manufacturers agents or other third parties subject to Licensees control or determining influence, will comply with Part I of the ICC Rules on Combating Corruption 2011, which is hereby incorporated by reference into the Agreement, as if written out in the Agreement in full.
- **c.** No payment shall be made by Licensee, Licensee Affiliates, by subcontractors, agents or other third parties to anyone for any reason on behalf of or for the benefit of a Unilever Group company which is not properly and accurately recorded in its books and records, including the amount, purpose and recipient, all of which shall be maintained with supporting documentation.

**Economic Sanctions Compliance Requirements**

**12.4** The requirements within a, b and c here below are the "**Economic Sanctions Requirements**":

- **a.** Licensee represents and warrants on the date of this Agreement, on the date of any invoice issued under this Agreement on each date on which each shipment or delivery of Licensed Products is dispatched and on each date on which any invoice is settled, that Licensee or its Manufacturer is: (1) not named on a governmental asset freezing or restricted list, including but not limited to: the United Kingdom Consolidated List of Sanctions Targets, the European Union Consolidated List of Persons, Groups, and Entities subject to EU financial sanctions and the United States Specially Designated Nationals and Blocked Persons List; (2) not organized under the laws of, or providing services or goods from, a jurisdiction subject to comprehensive sanctions (currently; Cuba, Iran, North Korea, Syria, the Crimea region, the Donetsk People's Republic, and the Luhansk People's Republic); and (3) not controlled, or owned (directly or indirectly) 50% or more in the aggregate, by one or more of any of the foregoing (together, "Restricted Party"), and (4) has not breached any Trade Control Laws.
- **b.** Licensee agrees to comply with and shall procure its Manufacturers all applicable Trade Control Laws,

including those relating to the direct or indirect use, diversion, trade, export or re-export of products, services and/or materials (including any regulations prohibiting drugs and weapons manufacture). "Trade Control Laws" means all applicable trade or economic sanctions or embargoes, controls on the imports, export, re-export, use, sale, transfer, trade, or otherwise disposal of goods, services or technology, anti-boycott legislation or similar laws or regulations, rules, restrictions, licenses, orders or requirements in force from time to time, or applicable to the use of a currency or a method or route of payment, as the same may be applicable directly or indirectly to Licensee or Licensees value chain. Such laws shall be deemed always to include such laws or regulations in force at the time within the European Union, the United Kingdom, the United States of America. Without limiting the forgoing, in connection with Licensees performance of the contract documents, Licensee shall: (1) not transact (directly or indirectly) with a Restricted Party; and (2) not source (directly or indirectly) any goods or services from a jurisdiction subject to comprehensive sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region, the Donetsk People's Republic, and the Luhansk People's Republic). For territories regarded by Unilever as medium or higher risk territories, as the same are listed from time to time on https://www.unilever.com/suppliers/terms-and-conditions/, Licensee agrees to promptly disclose for medium or higher-risk territories all information requested reasonably by Unilever in order to verify Licensees compliance with this paragraph along the entire value chain, so as to verify that no breach of Trade Control Laws has occurred or is occurring.

**c.** Without limiting other requirements, Licensee must (at its own cost) maintain comprehensive, accurate and reliable records of all activities undertaken to comply with the foregoing Economic Sanctions Requirements, evidencing in particular Licensees screening of counterparties and their paying and remitting banks at each stage of the value chain for the involvement of Restricted Parties. Licensee shall promptly alert Unilever to any known potential or apparent violations of any of the Economic Sanctions Requirements and cooperate in any investigation or remedial action.

**Breach of RPP, ABC, or Economic Sanctions Requirements**

**12.5** Licensee shall promptly alert Unilever:

**a.** regarding any known potential or apparent violations of any of the RPP, ABC, or Economic Sanctions Requirements, and cooperate in any investigation thereof and remedial action;

**b.** if a public official (or a person who has been a public official within the previous two years) becomes a significant shareholder (>25% shareholding), a member of the senior management team, member of the Board of Director, or key individual in Licensees company group or in an associated person, including subcontractors who will be responsible for the provision of goods / services to Unilever; and

**c.** if, at any point, Licensee is unable to meet or comply with one or more of the requirements of the RPP, ABC or Economic Sanctions Requirements.

**12.6** If any member of Licensees Group or its Manufacturer fails to meet or comply with one or more of the requirements of the RPP, ABC or Economic Sanctions Requirements or if any of its Manufacturers fails to meet or comply with one or more of their requirements, then where Unilever considers that such a breach can be remediated, Licensee shall take all further steps as reasonably stipulated by Unilever to remedy the breach, including the implementation of adequate procedures so that no such breach will occur again.

**12.7** If Unilever has a reasonable basis to believe that a member of Licensee Group or any subcontractor (including Manufacturer) of the same is not in compliance with or does not meet one or more of the requirements of the RPP, ABC or Economic Sanctions Requirements, or where concerns arising out of a confirmed breach are material and the breach cannot be or is not remedied in accordance with the requirements set out above, then Unilever shall have the right, exercisable at Unilever's sole discretion:

**a.** to suspend by notice, without Unilever Group company liability arising, immediately any and all services and payments under this Agreement; and/or

**b.** to terminate without Unilever Group company liability arising, immediately on notice this Agreement in accordance with clause 15.4.

**12.8** Without limiting the rights under this clause, any breach of the RPP, ABC, or Economic Sanctions Requirements shall be rectified by Licensee at its own cost within the timeframe stipulated by Unilever and shall be prevented from re-occurrence.

**12.9** Licensee agrees to indemnify and hold each Unilever Group company and their officers harmless against all costs, claims, damages and expenses which Unilever Group companies or their contractors may be liable for or suffer, including fines and costs of defense, and settlements payable to an entity or person, due to any alleged or actual failure by Licensee or Licensee Group to comply with or failure to meet one or more of the RPP, ABC or Economic Sanctions Requirements.

**Update of RPP, ABC, or Economic Sanctions Requirements**

**12.10** Unilever may from time to time amend and update the RPP, ABC and Economic Sanctions Requirements, and shall inform Licensee of such amendments and updates, at no cost to Unilever. If Licensee is not then able to meet one or more of the requirements imposed by the amendments or updates, then Licensee must contact Unilever within 8-weeks of Unilever informing of such amendment or update in order to agree with Unilever an implementation plan and schedule for such requirements. Where any failure to meet or failure to comply with RPP, ABC, and Economic Sanctions Requirements leads to a breach of applicable law by Licensee, Licensee must inform Unilever and comply with the requirement and the applicable law immediately.

**12.11** Licensee shall inform any of its Manufacturers – if any – of any of the changes referred to in clause 12.10 within 2 weeks of Unilever informing of such amendment or update.

**Sedex SMETA Audit**

**12.12** The Licensee, prior to any Licensed Product being manufactured or, if earlier, on being given not less than 5 (five) Business Days' written notice by Unilever, shall provide Unilever with written evidence that it and its Manufacturers (if any) have had a Sedex SMETA 4 Pillar Audit carried out in the last 12 months with any non-conformances remediated and confirmed as closed through a follow-up audit. The audit has to be carried out by one of Unilever's approved third-party auditors following Unilever standard practices on these audits and shall be repeated every year prior to the lapse of the previous audit during the Term of the License. The Licensee shall upon request from Unilever provide a copy of of the relevant audit reports to the extent relevant for the Licensed Product.

**12.13** The audit report will be shared with Unilever within 10 (ten) Business Days.

**12.14** For all non-conformances by the Licensee or any of its Manufacturer(s) raised by a relevant verification body an action plan must be put in place promptly to address the non-conformances to be resolved and to be verified by a follow up audit within 90 (ninety) days after the initial audit.

**12.15** If the audit lapses or any non-conformances are not closed out within the agreed timings this will be seen as a material breach of the Agreement and all production and shipments of the Licensed Products must cease with immediate effect

## 13. LIABILITY AND INSURANCE

**13.1** To the fullest extent permitted by law, Unilever shall not be liable to the Licensee for any Losses arising from the Licensee's exercise of the rights granted to it under this Agreement.

**13.2** The Licensee will at all times (notwithstanding the

termination of this Agreement) indemnify and hold harmless Unilever and each member of the Unilever Group (together with their officers, servants and agents) against any and all Losses incurred or suffered by Unilever Group arising out of or in connection with:

**a.** the Licensee's exercise of the rights granted to it under this Agreement;

**b.** the Licensee's breach or negligent performance or non-performance of this Agreement, including any product liability or other claim relating to Licensed Products manufactured, supplied or put into use by the Licensee or any and all Losses incurred or suffered by Unilever or any Unilever Group Company arising out of non-compliance with the RPP;

**c.** any claim made against Unilever by a third party for death, personal injury or damage to property or fines or penalties imposed by any court or regulator arising out of or in connection with defective Licensed Products, unless the defect is attributable solely to the acts or omissions of Unilever, a member of the Unilever Group, its employees or its agents.

**13.3** The Licensee must ensure it has, in respect of the Term of this Agreement and thereafter until expiry of the corresponding limitation period for such claim-types in respect of this Agreement, insurance of the types and amounts consistent with good business practice or (if higher) as specified in the Insured Amount, including:

**a.** third party liability insurance (including product liability).

**b.** professional services liability insurance (where applicable); and

**c.** other legally mandated insurances (such as employee liability insurance).

**13.4** The Licensee is responsible for the costs of that insurance, including bearing any deductibles and excess sums. If Unilever requests, then the Licensee must provide Unilever with evidence of what insurance is in place.

## 14. CONFIDENTIALITY

**14.1** Each Party agrees:

**a.** To keep all Confidential Information it receives confidential and only use it to fulfil this Agreement.

**b.** Not to disclose Confidential Information to any third party, except where:

i) necessary for performance under this Agreement – the Party disclosing Confidential Information to any third party is responsible for ensuring that third party maintains the confidentiality of the disclosed information; or

ii) required by applicable law, although the other Party must be given reasonable prior notice (where lawful).

**14.2** On termination or expiry of this Agreement each Party must return, or if requested in writing destroy, the other's corresponding Confidential Information. However, Confidential Information may be retained if required under applicable laws or if it is still needed for a Party to complete its obligations under this Agreement or for Unilever and/or any member of the Unilever Group to use any deliverables arising from the Agreement.

**14.3** The Licensee will not make any press release, media statement and/or general announcement relating to this Agreement, the Licensed Products and/or any activities under this Agreement without the prior written consent of Unilever. Additionally, both Parties will act reasonably in agreeing the final form of media statement concerning the licensing of the Licensed Properties and the person(s) responsible for development and production within such license.

**14.4** The provisions of this clause 14 shall continue to apply after the expiry or earlier termination of this Agreement.

**14.5** This clause 14 applies also to any discussions between Unilever and Licensee about future potential licensing cooperations for any licensed product to be produced by Licensee using a Unilever Group owned trade mark or other property.

## 15. TERM AND TERMINATION

**15.1** This Agreement expires at the end of the Term, [redacted] from the Agreement's effective date, subject to earlier termination.

**15.2** This Agreement can be extended for additional period. The interested Party shall send a written notice to the other Party six (6) months before the Agreement expiry to negotiate possible renewal.

**15.3** This extended Agreement may be terminated without any penalty or further liability for the Party exercising termination right at the end of a notice period of at least sixty (60) days.

**15.4** This Agreement may be terminated without any penalty or further liability for the Party exercising that termination in the event of breach of the other Party not cured within 30 (thirty) days following written notice of such breach. In such case, if the breach is not cured within the 30 (thirty) days of the written notice, the Agreement is terminated right on the basis set out below:

**a.** By Unilever for convenience to take effect at the end of a notice period of at least 120 (one hundred and twenty) days, which Unilever has initiated by giving written notice to the Licensee;

**b.** By Unilever if Licensee fails to pay any amount due under this Agreement in full within 7 (seven) Business Days of its due date (or, if later within the 30 day period following the date of any invoice from Unilever as specified in clause 9.7), and such failure is not remedied within 7 (seven) Business Days of Unilever providing written notice of such breach.

**c.** Upon written notice by Unilever if

i) the Licensee challenges the validity or Unilever's ownership of any of Licensed Property;

ii) the Licensee fails in any obligation it has to use the Licensed Property in addition to clause 6; after failing to remedy the breach of an obligation previously notified by Unilever according to clause 15.4;

iii) the Licensee is in breach of clause 10.8; or

iv) the Licensed Products are subject to a product recall.

No minimum notice period applies to this sub c.

**d.** By either Party where a Force Majeure event (as defined in clause 1.1) occurs to that Party (the "Affected Party"), which prevents the Affected Party's performance of the Agreement for more than 60 (sixty) continuous days. No minimum notice period applies to this sub clause 15.4d. following expiration of above 60 day period, and the Affected Party can terminate at that time on giving written notice.

**e.** By either Party on written notice to the other if the other Party becomes bankrupt/insolvent or enters into administration or is unable to pay its debts as they fall due or threatens to do any of those acts or events or similar event in any relevant jurisdiction. No minimum notice period applies to this sub-clause e.

**f.** By written notice by Unilever if there is a Change of Control of the Licensee that affects the capacity of the Licensee to comply with its obligations under this Agreement. A minimum notice period of thirty (30) days applies to this sub-clause f.

**g.** By written notice by Unilever in accordance with clause 12.7, or other relevant clauses above. A minimum notice period of thirty (30) days applies to this sub-clause.

**h.** By Unilever if Licensee, any of its Affiliates, the Licensed Products or Materials become the subject of significant adverse publicity or Licensee, or any of its Affiliates or subcontractors, uses the Licensed Property in any manner likely to deceive or mislead the public or to endanger the Licensed Property in any way, or otherwise damage the reputation of Unilever or any member of the Unilever Group. No minimum notice period applies to this sub-clause h.

**15.5** In the event that Unilever terminates this Agreement under this clause 15.4 (except for termination on grounds of

clause 5.8) to the extent permissible under law neither the Licensee nor any of its Affiliates shall be entitled to any damages, compensation or other payment from Unilever irrespective of any of its obligations to, or any agreements it has entered into with, any third party whether before or after termination.

## 16. CONSEQUENCES OF TERMINATION

**16.1** On expiry or termination of this Agreement for any reason and subject to any express provisions set out elsewhere in this Agreement:

**a.** all rights and licenses granted pursuant to this Agreement shall cease save as set out in this clause;

**b.** the Licensee will cease to use, manufacture, market, sell and distribute the Licensed Products, Licensed Property and any Materials within thirty (30) days from termination;

**c.** in the event the Licensee has any unsold Licensed Products in its inventory on the expiration or early termination of this Agreement, the Licensee shall provide Unilever with full statements of the quantities and product categories of such unsold Licensed Products as follows:

i) in the case of expiry of the Term due to the effluxion of time, no later than 90 (ninety) days before the expiry of the Term a first statement with an estimate of the Licensed Products the Licensee will produce or have in its control up to the expiry of the Term; and a second statement no later than 5 (five) Business Days after the expiry of the Term;

ii) in the case of the termination of the Agreement due to Force Majeure, no later than 5 (five) Business Days after the written notice of Force Majeure a first statement with an estimate of the Licensed Products the Licensee will produce or have in its control during the 3 (three) month period following the Notice of the Force Majeure; and a second statement no later than 5 (five) Business Days after the date the Agreement terminates for Force Majeure; and

iii) in the case of termination by written notice, no later than 5 (five) Business Days after the Notice, a first statement with, if appropriate, an estimate of the Licensed Products the Licensee will produce or have in its control during the notice period and if appropriate, a second statement no later than 5 (five) Business Days after the end of the notice period;

**d.** if the Licensee has fully complied with the terms of the Agreement, including without limitation the payment to Unilever of all Royalties, and provided that there is no breach or alleged breach of any third party rights or reputation or safety concerns in relation to the Licensed Products, the Licensee shall, upon approval from Unilever, have the right for a limited period of 60 (sixty) Business Days from such expiration or earlier termination date to sell off existing Licensed Products which has already been manufactured as at the date of termination in accordance with the terms and conditions of this Agreement, including without limitation furnishing Unilever with Royalty Reports detailing such sales. No later than 5 (five) Business Days after the conclusion of the sell-off period, the Licensee shall provide Unilever with a final full statement of the quantities and product categories of any unsold Licensed Products in the Licensee's inventory;

**e.** the Licensee shall, within 5 (five) Business Days from the date of termination or any sell off period remove or fully obliterate the Licensed Property from all and any websites and other digital channels in the possession, custody or control of the Licensee;

**f.** the Licensee shall, within 30 (Thirty) Business Days from the date of termination or any sell off period, as directed by Unilever, either:

i) transfer the title in and deliver such Licensed Products and Materials to Unilever at cost following which Unilever in its discretion sell or otherwise dispose of the Licensed Products. Unilever and/or its designee(s) shall reimburse Licensee for its actual out-of-pocket costs of shipping (and insuring during shipment) such Licensed Products and Materials to any point of destination specified by Unilever; or

ii) donate such Licensed Products and Materials to a non-profit charitable organization pre-approved in writing by Unilever; or

iii) destroy all stocks of Licensed Products and Materials in the most sustainable way possible and provide to Unilever a certificate of destruction for such Licensed Products and Materials. For the avoidance of doubt, all costs associated with this will be borne by the Licensee.

**g.** within 5 (five) Business Days from the date of termination or any sell off period the Licensee shall allow Unilever or their authorized representative to enter upon the Licensee's premises to verify the closing inventory of the Licensed Products; and

**h.** without prejudice to any right to damages of Unilever, the Licensee will forthwith pay to Unilever all sums owing (including without limitation Royalties and Minimum Guarantee Payment(s)), whether or not such sums are due under this Agreement.

**16.2** Any provision of this Agreement that expressly or by implication is intended to come into or continue in force on or after termination or expiry of this Agreement shall remain in full force and effect.

**16.3** Termination or expiry of this Agreement shall not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the agreement which existed at or before the date of termination or expiry.

## 17. ADMINISTRATIVE PROVISIONS

**17.1** PERSONAL DATA

Should Unilever agree that Licensee may have access to or process any Personal Data provided by Unilever or any member of the Unilever Group, Licensee shall before use or processing of the same enter into such data processing agreement as Unilever may require.

**17.2** ASSIGNMENT AND SUB-LICENSING

**a.** The Licensee will not grant any sub-license of the rights licensed to it other than sub-licensing to the other members of the Licensee Group for so long as they remain such members, and sub-licensing the right to manufacture the Licensed Products to Manufacturers in accordance with the terms and conditions of this Agreement. No sub-license shall grant or purport to grant rights more extensive, or subject to fewer restrictions, than those set out in this Agreement in relation to the license granted to the Licensee. The Licensee will notify Unilever in writing of the grant of any proposed sub-license and the name of the proposed sub-licensee prior to sub-licensing any of the Licensee's rights in this Agreement. If Unilever so requires in writing, the Licensee will procure that the sub-licensee undertakes to enter into a direct agreement with Unilever, in which the sub-licensee undertakes to abide by the terms of its sub-license. Notwithstanding this, the Licensee shall remain liable to Unilever in respect of the acts or omissions of any sub-licensee. Upon any sub-licensee ceasing to be a member of the Licensee Group, and upon any Manufacturer ceasing to be permitted to manufacture Licensed Products, and in the case of each sub-licensees upon this Agreement expiring or terminating for any reason, its sub-license shall immediately terminate and the sub-licensee shall immediately cease all use of the Licensed Property, Licensed Products and Materials. The Licensee shall procure that each sub-licensee complies with the terms of its

respective sub-license and with the cessation referred to in this 17.2a.

**b.** The Licensee will not, voluntarily or by operation of law, assign, sub-license, transfer, encumber or otherwise dispose of all or any part of the Licensee's interest in this Agreement.

**c.** Unilever may transfer the benefits and/or burdens of this Agreement to any person to whom it transfers the Licensed Property, in whole or in part. Unilever may assign, sub-license or otherwise dispose of all or any of its rights and/or obligations under this Agreement to any member of the Unilever Group.

**d.** The Licensee shall (and shall procure that any member of the Licensee Group shall), at the Unilever's request, execute any agreements or other instruments (including any supplement or amendment to this Agreement) which may be required in order to give effect to or perfect any assignment, license or other dealing referred to in clause 17.2c.

### 17.3 WAIVER

No waiver by Unilever of any of the Licensee's obligations under this Agreement shall be deemed effective unless made by Unilever expressly in writing. No waiver by Unilever in respect of any breach shall be deemed to constitute a waiver of or consent to any subsequent breach by the Licensee of its obligations. No failure or delay by Unilever to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

### 17.4 ENTIRE AGREEMENT

**a.** This Agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

**b.** Each Party acknowledges that in entering into this Agreement it does not rely on any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement.

**c.** Nothing in this Agreement shall limit or exclude either Party's liability for fraudulent misrepresentation or any other liability that cannot be validly limited or excluded by under applicable law.

### 17.5 VARIATION

No variation of this Agreement shall be effective unless it is in writing and signed by the Parties.

### 17.6 SEVERANCE

In the event that any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable, or indications of the same are received by either of the Parties from any relevant competent authority, the parties shall amend that provision in such reasonable manner as achieves the intention of the Parties without illegality or, at the discretion of Unilever, it may be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

### 17.7 COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one Agreement. No counterpart shall be effective until each Party has executed at least one counterpart.

### 17.8 THIRD-PARTY RIGHTS

No third party is intended to directly benefit from or have any right to enforce this Agreement other than members of the Unilever Group.

### 17.9 NO PARTNERSHIP OR AGENCY

Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the Parties, constitute any Party the agent of another Party, or authorize any Party to make or enter into any commitments for or on behalf of any other Party.

### 17.10 FORCE MAJEURE

Without prejudice to clause **13,2 f:**

**a.** If either Party is prevented from fulfilling its obligations under this Agreement by reason of Force Majeure the Party unable to fulfil its obligations shall immediately give written notice of this to the other party and shall do everything in its power to resume full performance.

**b.** On such notice being given neither Party shall be deemed to be in breach of its obligations under this Agreement to the extent that performance is prevented by such Force Majeure.

### 17.11 NOTICES

Notices provided under this Agreement must be in writing and shall be treated as delivered:

**a.** on date of delivery as documented by a pre-paid commercially recognized courier service;

**b.** 5 (five) days after posting if sent by pre-paid, certified, first class mail;

**c.** on the date of in-person delivery; or

**d.** when a receiving party acknowledges receipt of an email if delivered by email.

### 17.12 CHANGE OF CONTROL

The Licensee shall inform Unilever in writing as soon as reasonably practical if intends to or will undergo a Change of Control.

### 17.13 GOVERNING LAW

This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the governing law as determined in the Key Commercial Terms.

### 17.14 JURISDICTION

Save as provided below each Party irrevocably agrees that the courts of the jurisdiction as determined in the Key Commercial Terms shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation. Unilever may bring an application for emergency or interim relief in the courts of any appropriate jurisdiction. Save in cases where emergency relief is sought, before commencing litigation the Parties shall endeavour to resolve any disputes informally by way of negotiations between senior business representatives.

## Schedule 2

## Licensed Products

1. KNORR MAC SPAGHETTI GRANO DURO 30X500G
2. KNORR MAC SPAGUETTI SEMOLA C/OVOS30X500G
3. KNORR MAC SPAGUETTI SEMOLA 30X500G
4. KNORR MAC SPAGUETTI INTEGRAL 30X500G
5. KNORR MAC FUSILLI SEMOLA C/OVOS 20X500G
6. KNORR MAC FUSILLI INTEGRAL 20X500G
7. KNORR MAC FUSILLI SEMOLA 20X500G
8. KNORR MAC PENNE SEMOLA C/OVOS 20X500G
9. KNORR MAC PENNE SEMOLA 20X500G
10. KNORR MAC PAD NS SEMOLA C/OVOS20X500G
11. NORR MAC PADRE NOSSO SEMOLA 20X500G
12. KNORR MAC NINHO SEMOLA 20X500G
13. KNORR MAC NINHO SEMOLA C/OVOS 20X500G
14. KNORR MAC PENNE GRANO DURO 20X500G
15. KNORR MAC FUSILLI GRANO DURO20X500G

**Schedule 3 – Product Specification for Licensed Products**
**(including formulation, ingredients, packaging/other materials related to them)**

KNORR SPAGHETTI GRANO DURO 30X500G - Semolina de grano durum e clara de ovos.

KNORR ESPAGUETE SEMOLA C/OVOS 30X500G - Farinha de trigo enriquecida com ferro e ácido fólico, ovo e corantes naturais: cúrcuma e urucum

KNORR ESPAGUETE SEMOLA 30X500G - Farinha de trigo enriquecida com ferro e ácido fólico, corantes naturais: cúrcuma e urucum.

KNORR SPAGHETTI INTEGRAL 30X500G - Semolina de grano durum, farelo de trigo, clara de ovo, monocloridrato de L - Lisina.

KNORR PARAFUSO SEMOLA C/OVOS 20X500G - Farinha de trigo enriquecida com ferro e ácido fólico, ovos, corantes naturais cúrcuma e urucum.

KNORR FUSILLI INTEGRAL 20X500G- Semolina de grano durum, farelo de trigo, monocloridrato de L - Lisina.

KNORR PARAFUSO SEMOLA 20X500G - Farinha de trigo enriquecida com ferro e ácido fólico, corantes naturais cúrcuma e urucum.

KNORR PENA SEMOLA C/OVOS 20X500G - Farinha de trigo enriquecida com ferro e ácido fólico, ovos, corantes naturais cúrcuma e urucum.

KNORR PENA SEMOLA 20X500G - Farinha de trigo enriquecida com ferro e ácido fólico, corantes naturais: cúrcuma e urucum.

KNORR PADRE NOSSO SEMOLA C/OVOS 20X500G Farinha de trigo enriquecida com ferro e ácido fólico, ovos, corantes naturais: cúrcuma e urucum.

KNORR PADRE NOSSO SEMOLA 20X500G - Farinha de trigo enriquecida com ferro e ácido fólico, corantes naturais: cúrcuma e urucum.

KNORR NINHO SEMOLA 20X500G - Farinha de trigo enriquecida com ferro e ácido fólico, clara de ovos, corantes naturais: cúrcuma e urucum.

KNORR PENNE GRANO DURO 20X500G - Semolina de grano durum.

KNORR FUSILLI GRANO DURO20X500G - Semolina de grano durum.

## Schedule 4 - Licensed Property

List of licensed trade mark(s) registrations/ applications/unregistered marks

| Mark | Country or territory | Application or registration number | Filing Date | Owner | Class |
|---|---|---|---|---|---|
| Knorr | Brazil | Process No. 914863223 | 15/06/2018 | KNORR-NAEHRMITTEL AKTIENGESELLSCHAFT | 29 |
| Knorr | Brazil | Process No. 914863363 | 15/06/2018 | KNORR-NAEHRMITTEL AKTIENGESELLSCHAFT | 30 |
| Knorr | Brazil | Process No. 003438279 | 14081953 | KNORR-NAEHRMITTEL AKTIENGESELLSCHAFT | 29:50 |
| Knorr | Brazil | Process No. 005013100 | 14111956 | KNORR-NAEHRMITTEL AKTIENGESELLSCHAFT | 32:10 |
| Knorr | Brazil | Process No. 815250347 | 29111989 | KNORR-NAEHRMITTEL AKTIENGESELLSCHAFT | 30:08 |

| | | | | | |
|---|---|---|---|---|---|
| | Brazil | Process No. 815871848 | 01111990 | KNORR-NAEHRMITTEL AKTIENGESELLSCHAFT | 29:30 |
| | Brazil | Process No. 815871856 | 01111990 | KNORR-NAEHRMITTEL AKTIENGESELLSCHAFT | 29:30 |
| | Brazil | | | KNORR-NAEHRMITTEL AKTIENGESELLSCHAFT | |

## Schedule 5 - Brand Guidelines

### BRAND GUIDELINES WILL BE ADDED BY UNILEVER FOR EACH SPECIFIC AGREEMENT

For brand guidelines and “Brand Book”, please contact Unilever’s general queries responsible mentioned in the Key Commercial Terms. All packaging artwork, point of sales materials and merchandising assets must be approved by Unilever. Licensee can only use it after the Unilever’s approval.

## Schedule 6 - Prohibited Materials Guidelines

The following restrictions apply and cannot be used:

- Trans fat (and in consequence Partially Hydrogenated Vegetable Fat)
- Palm Oil (if Palm Oil used in derivative of emulsifier, must be RSPO)
- Emulsifier 1,2 diol esters of fatty acids
- Artificial colours and flavours
- GMO
- Use of PVC
- Use of Lead

*Conflicts Minerals:*

If requested by Unilever, Licensee must complete a questionnaire, provided from time to time by Unilever, designed to identify the potential presence of "conflict minerals" (as defined under applicable laws) in any Licensed Products.

If requested by Unilever based on the results of such questionnaire, Licensee must perform appropriate due diligence on its supply chain in order to identify the actual presence and origin of conflict minerals in any product no later than thirty (30) days following each calendar year.

**High Risk Items***

Testing must be carried out by a Unilever approved laboratory or equivalent, or certification or other evidence (such as CE marking) provided to Unilever to confirm the safety and regulatory compliance of the Licensed Product(s).

*High risk items are those defined as: items where there could be potential consumer safety risk (microbiological, chemical, physical (e.g sharp edges) or allergen related risk); electronic or electrical items.

This **Schedule** may be updated by Unilever from time to time, the Licensee will be required to comply with any changes given reasonable notice.

## Schedule 7 - Format of template for Forecasts, and Royalty Reports and consumer complaints reports

Schedule 2 Unilever Royalty Report Templ

Unilever Royalty Forecast Sheet Jan_23

**Please note: the template for Royalty Reporting MUST NOT be changed. There are clear instructions on what information and the correct format to put in each cell. This is important to be able to upload into the Online System in the future.**

## Schedule 8 - Online Approval System

ONCE THE AGREEMENT IS ENTERED INTO LICENSEE REPRESENTATIVES WILL BE ABLE TO REQUEST ACCESS TO THE UNILEVER ONLINE APPROVAL SYSTEM BY CONTACTING LICENSING.ADMIN@UNILEVER.COM

The system will allow the Licensee to :

1. View the Agreement
2. Upload Approvals (Products , Packaging , POS etc)
3. Upload Certificates (e.g. Insurance / Factory)
4. Upload Royalty Reports


ARTWORK
ROYALTIES
OCTANE 5 / BRAND COMPLY
CONTRACT MANAGEMENT
REPORTING